Exhibit 4.3

EXECUTION VERSION

AMENDMENT NO. 1

TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 to the Amended and Restated Registration Rights Agreement (this “Amendment”) is entered into as of May 12, 2017, by and between JELD-WEN Holding, Inc., a Delaware corporation (the “Company”), and Onex Partners III LP, Onex BP Co-Invest LP, Onex Partners III GP LP, Onex US Principals LP, Onex Partners III PV LP, OAH Wind LLC, BP EI II LLC, Onex Partners III Select LP, and Onex Advisor Subco III LLC (collectively, the “Onex Shareholders”), to amend the Amended and Restated Registration Rights Agreement, dated as of January 24, 2017 (the “Registration Rights Agreement”) by and among the Company, the Onex Shareholders and the other Holders party thereto.

Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Registration Rights Agreement.

WHEREAS, the provisions of the Registration Rights Agreement may be amended or waived upon the prior written consent of the Company, the Onex Shareholders holding a majority of the Registrable Securities held by the Onex Shareholders and the holders of at least a majority of the Registrable Securities.

WHEREAS, the Onex Shareholders hold, as of the date hereof, a majority of the Registrable Securities; and

WHEREAS, the Onex Shareholders and the Company desire to set forth herein an amendment to the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1. Amendments to Section 1.

1.1. Section 1(b) of the Registration Rights Agreement is hereby amended by deleting the following words from the first sentence of such Section:

“at any time and from time to time after six (6) months after the closing of the IPO”

1.2. Section 1(c) of the Registration Rights Agreement is hereby amended by changing “6 months” to “4 months” in the first sentence of such Section.

1.3. Section 1(h) of the Registration Rights Agreement is hereby amended by changing “six months” to “four months” in the first sentence of such Section.

2. Amendment to Section 3(a). Section 3(a) of the Registration Rights Agreement is hereby replaced in its entirety with the following:

“Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of Registrable Securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, prior to July 26, 2017. Further, each Specified Holder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of Registrable Securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of (x) any underwritten Demand Registration or (y) any underwritten Piggyback Registration in which Registrable Securities are included or (z) any Public Offering for the account of the Company (except as part of such underwritten registration), unless the underwriters managing the Public Offering otherwise agree. In connection with any underwritten Demand Registration, each Specified Holder will, if so requested by the managing underwriter, enter into customary lock-up agreements for the periods specified in the preceding sentence (or such shorter periods to which the managing underwriter may agree).”

3. Amendment to Section 11. Section 11 of the Registration Rights Agreement is hereby amended by adding the following definition to such Section (in alphabetical order):

“Specified Holder” means any holder of Registrable Securities that is either: (x) a director or officer of the Company, (y) as of the date of Amendment No. 1 to this Agreement, the beneficial owner of 1% or more of the Company’s outstanding Common Stock (including for the avoidance of doubt each trustee of a trust that owns 1% or more of the Company’s outstanding Common Stock, in such trustee’s individual capacity, as a trustee of any trust that holds Registrable Securities, or otherwise), or (z) a selling shareholder selling as part of such Demand Registration, Piggyback Registration or Public Offering, in each case together with the permitted transferees of each such holder.

4. Effectiveness. This Amendment shall be deemed to be effective and in full force and effect as of the date hereof. Except as expressly amended by this Amendment, all terms and provisions of the Registration Rights Agreement shall remain unchanged and in full force and effect without modification, and nothing herein shall operate as a waiver of any party’s rights, powers or privileges under the Registration Rights Agreement.

5. Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

6. Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provisions of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

7. Governing Law. This Amendment and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

8. Jurisdiction. Each party to this Amendment hereby irrevocably and unconditionally (i) agrees that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consents to service of process in accordance with Section 12(m) of the Registration Rights Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware or in such other manner as may be permitted by applicable law, (iv) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

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9. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Amendment is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Amendment, or the breach, termination or validity of this Amendment, or the transactions contemplated hereby or by the Registration Rights Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily, and (d) each such party has been induced to enter into this Amendment by, among other things, the mutual waivers and certifications in this Section 9.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

COMPANY:

JELD-WEN HOLDING, INC.

By:	/s/ Laura W. Doerre
Name: Laura W. Doerre
Title: Executive Vice President, General Counsel and Chief Compliance Officer

[Signature Page to Amendment No. 1 to Amended and Restated Registration Rights Agreement]

ONEX:

ONEX PARTNERS III LP
By:	Onex Partners III GP LP, its General Partner
By:	Onex Partners Manager LP, its Agent
By:	Onex Partners Manager GP ULC, its General Partner

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Managing Director

By:	/s/ Amir Motamedi
Name: Amir Motamedi
Title: Managing Director

OAH WIND LLC

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Director

BP EI II LLC

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Director

ONEX BP CO-INVEST LP
By:	Onex Partners III GP LP, its General Partner
By:	Onex Partners Manager LP, its Agent
By:	Onex Partners Manager GP ULC, its General Partner

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Managing Director

By:	/s/ Amir Motamedi
Name: Amir Motamedi
Title: Managing Director

ONEX ADVISOR SUBCO III LLC

By:	/s/ Joel I. Greenberg
Name: Joel I. Greenberg
Title: Director

By:	/s/ Marci Settle
Name: Marci Settle
Title: Director

[Signature Page to Amendment No. 1 to Amended and Restated Registration Rights Agreement]

ONEX PARTNERS III GP LP
By:	Onex Partners GP Inc., its General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Vice President

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Vice President

ONEX US PRINCIPALS LP
By:	Onex American Holdings GP LLC, its General Partner

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Director

ONEX PARTNERS III PV LP
By:	Onex Partners III GP LP, its General Partner
By:	Onex Partners Manager LP, its Agent
By:	Onex Partners Manager GP ULC, its General Partner

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Managing Director

By:	/s/ Amir Motamedi
Name: Amir Motamedi
Title: Managing Director

ONEX PARTNERS III SELECT LP
By:	Onex Partners III GP LP, its General Partner
By:	Onex Partners Manager LP, its Agent
By:	Onex Partners Manager GP ULC, its General Partner

By:	/s/ Matthew Ross
Name: Matthew Ross
Title: Managing Director

By:	/s/ Amir Motamedi
Name: Amir Motamedi
Title: Managing Director

[Signature Page to Amendment No. 1 to Amended and Restated Registration Rights Agreement]